UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2022

Fovea Jewelry Holdings, Ltd.
(Exact name of registrant as specified in its charter)

Wyoming

(State or other jurisdiction of incorporation)

000-56156

(Commission File Number)

95-4202424

 (IRS Employer Identification No.)

Room 403, 4/F, Phase 1 Austin Tower

22-26A Austin Avenue

Tsim Sha Tsui, Hong Kong

(Address of principal executive offices)(Zip Code)

+852 6847 6812

Registrant’s telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)  On April 15, 2022, Fovea Jewelry Holdings, Ltd., a Wyoming corporation (the “Company”) terminated J&S Associate (“J&S”) as its reporting accountant. The decision of termination was adopted by its board of directors. Since J&S was only engaged in March 2022, J&S has not issued any report on the Company's financial statements for either of the past two years or subsequent interim period.

(b) On April 15, 2022, the Board of Directors of the Company approved the engagement of Olayinka Oyebola & Co (Chartered Accountants) (“OOC”) as its reporting accountant to audit the Company's financial statements, effective immediately.  During the years ended December 31, 2020 and 2021 and through April 15, 2022, neither the Company nor anyone on its behalf consulted OOC regarding (i) the application of accounting principles to a specific completed or contemplated transaction, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fovea Jewelry Holdings, Ltd.

Date: April 19, 2022	By:	/s/ Thomson Lee
	Name:	Thomson Lee
	Title:	President (principal executive officer, principal financial officer and principal accounting officer)

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